UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 13, 2021 (December 10, 2021)
Date of Report (date of earliest event reported)

CLARIVATE PLC
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
(State or other jurisdiction of incorporation or organization)
001-38911
(Commission File Number)
N/A
(I.R.S. Employer Identification No.)

Friars House 160 Blackfriars Road
London	SE1 8EZ
United Kingdom
(Address of Principal Executive Offices)
(44) 207-433-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)

On December 10, 2021, the Company entered into a separation agreement with Richard Hanks, Chief Financial Officer. Mr. Hanks will be departing the Company effective July 1, 2022. Pursuant to the terms of Mr. Hanks’ separation agreement, Mr. Hanks is entitled to the following: (i) cash payments equal to $1,650,000 payable in six quarterly installments; (ii) a lump sum payment totaling approximately $36,500, representing reimbursement for the average monthly cost of COBRA for 18 months; (iii) accelerated vesting of 22,923 unvested restricted stock units; and (iv) a prorated portion of his 2022 bonus in the amount of $275,000. In addition, the period of time during which vested stock options will remain exercisable will be extended to December 31, 2024.

Pursuant to his separation agreement, Mr. Hanks has agreed to various restrictive covenants, including a post-termination non-compete and a post-termination prohibition on the solicitation of Company customers or service providers.

The foregoing descriptions of the agreement with Mr. Hanks contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of their agreements, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Description
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: December 13, 2021	By:	/s/ Jerre Stead
	Name:	Jerre Stead
	Title:	Executive Chairman & Chief Executive Officer